Exhibit 99.1

NEWS RELEASE

Investor Contact:
James E. Perry
Vice President, Finance and Treasurer
Trinity Industries, Inc.
214/589-8412

FOR IMMEDIATE RELEASE

Trinity Industries, Inc. Reports Positive Results for the First Quarter

DALLAS – April 29, 2009 – Trinity Industries, Inc. (NYSE:TRN) today reported net income of $33.9 million, or $0.43 per common diluted share for the first quarter ended March 31, 2009. The earnings included $0.15 per common diluted share resulting from the sale at the end of the first quarter of $132.1 million of railcars by its railcar leasing business, Trinity Industries Leasing Company (“TILC”), to TRIP Rail Leasing LLC (“TRIP”). Net income for the same quarter of 2008 was $63.8 million, or $0.78 per common diluted share. The earnings for the first quarter of 2008 included $0.05 per common diluted share resulting from the sale during the first quarter of $37.9 million of railcars by TILC to TRIP.

Revenues for the first quarter of 2009 were $793.5 million compared with revenues of $898.9 million for the same quarter of 2008.

“Given the challenging economic environment, our results were good,” said Timothy R. Wallace, Trinity’s Chairman, CEO, and President. “We are focused on rapidly adapting to the lower product volumes that have resulted from the current economic environment. Our employees have responded well to this difficult task. While certain of our businesses did well, the first quarter was challenging for several of our other businesses. Our customers continue to be cautious as they try to get a better sense of the economy’s direction.”

During the first quarter of 2009, TrinityRail® shipped approximately 3,050 railcars and received orders for 995 railcars. As of March 31, 2009, TrinityRail’s order backlog totaled approximately $550 million, representing approximately 6,210 railcars.

TILC had approximately 47,650 railcars in its fleet as of March 31, 2009. This compares to TILC’s fleet of approximately 38,030 railcars as of March 31, 2008. The lease fleet was 98.4% utilized by third party lessees as of March 31, 2009.

During the first quarter, Trinity sold $170.1 million of railcars to TRIP including $132.1 million of railcars from TILC. Since its inception in June 2007, through March 31, 2009, TRIP has purchased $1.16 billion of railcars, including new railcar purchases from Trinity’s railcar manufacturing subsidiaries and purchases from TILC.

Revenues for the Inland Barge Group grew 14% in the first quarter of 2009 to $157.0 million, as compared to the same quarter of 2008. Operating profit increased 47% during the first quarter over the same quarter of 2008 to $38.9 million, a new quarterly record. The Inland Barge Group’s backlog totaled approximately $402 million as of March 31, 2009. “In addition to maximizing efficiencies, our Inland Barge Group employees have done a great job reducing costs,” Wallace said. “The success of this business is evidence of the benefits Trinity is now reaping from our diversification efforts during the past few years.”

The Energy Equipment Group recorded revenues of $128.5 million in the first quarter of 2009, as compared to $129.5 million in the same quarter of 2008. These businesses produced operating profit of $18.3 million in the first quarter of 2009 as compared to $18.2 million in the same quarter of 2008. The order backlog for structural wind towers as of March 31, 2009 totaled approximately $1.3 billion.

Revenues in the Construction Products Group totaled $123.5 million in the first quarter of 2009, a decline of 27% from the same quarter in 2008. These businesses recorded an operating loss of $1.9 million in the first quarter of 2009, compared to a profit of $12.2 million in the first quarter of 2008. The first quarter of 2009 included a $1.7 million charge for the write down of certain inventory. “We were not pleased with the financial performance of the Construction Products Group in the first quarter,” Wallace said. “The economic slowdown has severely impacted this business. We experienced lower sales volumes and margin compression due to the sale of higher-priced inventory into a highly competitive marketplace. We are focused on returning this group to profitability.”

In the preparation of the 2008 income tax returns, the Company expects the ultimate income tax refund will be $91.7 million. This has been adjusted from the previous expectation of $98.7 million.

Second Quarter 2009 Earnings Outlook
The Company estimates earnings of between $0.20 and $0.30 per common diluted share for the second quarter of 2009. The Company attributes the wide range in its guidance to ongoing uncertainty concerning the overall economy and volatility within the markets that Trinity serves.

Conference Call
Trinity will hold a conference call at 11:00 a.m. Eastern on April 30, 2009 to discuss its first quarter results. To listen to the call, please visit the Investor Relations section of the Trinity Industries website, www.trin.net. An audio replay may be accessed through the Company’s website or by dialing (402) 220-0398 until 11:59 p.m. Eastern on May 7, 2009.

Trinity Industries, Inc., headquartered in Dallas, Texas, is a multi-industry company that owns a variety of market-leading businesses which provide products and services to the industrial, energy, transportation, and construction sectors. Trinity reports its financial results in five principal business segments: the Rail Group, the Railcar Leasing and Management Services Group, the Inland Barge Group, the Construction Products Group, and the Energy Equipment Group. For more information, visit: www.trin.net.

Some statements in this release, which are not historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about Trinity’s estimates, expectations, beliefs, intentions or strategies for the future, and the assumptions underlying these forward-looking statements. Trinity uses the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “forecasts,” “may,” “will,” “should,” and similar expressions to identify these forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience or our present expectations. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the most recent fiscal year.

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Trinity Industries, Inc.
Condensed Consolidated Income Statements
(in millions, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2009	2008
		(adjusted)
Revenues	$793.5	$898.9
Operating profit	$83.3	$126.2
Interest expense, net	28.7	20.9
Other (income) expense, net	(0.6)	(1.1)

Income from continuing operations before income taxes	55.2	106.4
Provision for income taxes	21.2	42.3

Income from continuing operations	34.0	64.1
Discontinued operations:
Loss from discontinued operations, net of benefit for income taxes of $- and $0.1	(0.1)	(0.3)

Net income	$33.9	$63.8

Net income per common share:
Basic:
Continuing operations	$0.43	$0.79
Discontinued operations	—	—

	$0.43	$0.79

Diluted:
Continuing operations	$0.43	$0.78
Discontinued operations	—	—

	$0.43	$0.78

Weighted average number of shares outstanding:
Basic	76.6	78.9
Diluted	76.6	79.3

See our March 31, 2009 Quarterly Report on Form 10-Q for a discussion of the adjusted 2008 financial information resulting from the adoption of new accounting pronouncements.

Trinity Industries, Inc.
Condensed Segment Data
(in millions)
(unaudited)

	Three Months Ended March 31,
Revenues:	2009	2008
Rail Group	$283.9	$567.8
Construction Products Group	123.5	169.3
Inland Barge Group	157.0	137.8
Energy Equipment Group	128.5	129.5
Railcar Leasing and Management Services Group	222.4	119.8
All Other	14.4	18.2
Eliminations – lease subsidiary	(116.5)	(216.7)
Eliminations – other	(19.7)	(26.8)

Consolidated Total	$793.5	$898.9

Operating profit (loss):	Three Months Ended March 31,
	2009	2008
Rail Group	$(5.8)	$77.2
Construction Products Group	(1.9)	12.2
Inland Barge Group	38.9	26.5
Energy Equipment Group	18.3	18.2
Railcar Leasing and Management Services Group	52.7	34.1
All Other	(1.4)	(0.3)
Corporate	(7.6)	(5.4)
Eliminations – lease subsidiary	(8.9)	(31.2)
Eliminations – other	(1.0)	(5.1)

Consolidated Total	$83.3	$126.2

Trinity Industries, Inc.
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	March 31,	December 31,
	2009	2008
		(adjusted)
Assets
Cash and cash equivalents	$170.4	$161.8
Receivables, net of allowance	205.8	251.3
Income tax receivable	91.7	98.7
Inventories	559.1	611.8
Net property, plant, and equipment	2,947.7	2,990.6
Other assets	794.9	797.9

	$4,769.6	$4,912.1

Liabilities and Stockholders’ Equity
Accounts payable and accrued liabilities	$529.0	$699.4
Debt, net of unamortized discount on convertible subordinated notes of $128.8 and 131.2, respectively	1,716.0	1,774.7
Deferred income	77.9	71.8
Deferred income taxes	414.5	388.3
Other liabilities	66.3	65.6
Stockholders’ equity	1,965.9	1,912.3

	$4,769.6	$4,912.1

Trinity Industries, Inc.
Additional Balance Sheet Information
(in millions)
(unaudited)

	March 31,	December 31,
	2009	2008
		(adjusted)
Property, Plant, and Equipment
Corporate/Manufacturing:
Property, plant, and equipment	$1,209.3	$1,175.6
Accumulated depreciation	(654.4)	(620.2)

	554.9	555.4

Leasing:
Machinery and other	37.6	37.0
Equipment on lease	2,929.6	2,973.2
Accumulated depreciation	(245.9)	(232.7)

	2,721.3	2,777.5

Deferred profit on railcars sold to the Leasing Group	(328.5)	(342.3)

	$2,947.7	$2,990.6

Debt
Corporate/Manufacturing – Recourse:
Revolving credit facility	$—	$—
Convertible subordinated notes	450.0	450.0
Less: unamortized discount	(128.8)	(131.2)

	321.2	318.8
Senior notes	201.5	201.5
Other	2.7	2.7

	525.4	523.0

Leasing – Recourse:
Equipment trust certificates	—	61.4
Other	12.9	—

Total recourse	538.3	584.4

Leasing – Non-recourse:
Secured railcar equipment notes	316.4	320.0
Warehouse facility	310.2	312.7
Promissory notes	551.1	557.6

	1,177.7	1,190.3

	$1,716.0	$1,774.7

Trinity Industries, Inc.
Reconciliation of EBITDA
(in millions)
(unaudited)

“EBITDA” is defined as net income (loss) plus interest expense, income taxes, and depreciation and amortization. EBITDA is not a calculation based on generally accepted accounting principles. The amounts included in the EBITDA calculation, however, are derived from amounts included in the historical statements of operations data. In addition, EBITDA should not be considered as an alternative to net income or operating income as an indicator of our operating performance, or as an alternative to operating cash flows as a measure of liquidity. We have reported EBITDA because we regularly review EBITDA as a measure of our ability to incur and service debt. In addition, we believe our debt holders utilize and analyze our EBITDA for similar purposes. We also believe EBITDA assists investors in comparing a company’s performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA measure presented in this press release may not always be comparable to similarly titled measures by other companies due to differences in the components of the calculation.

	Three Months Ended March 31,
	2009	2008
		(adjusted)
Income from continuing operations	$34.0	$64.1
Add:
Interest expense	29.0	23.2
Provision for income taxes	21.2	42.3
Depreciation and amortization expense	40.3	31.8

Earnings from continuing operations before interest expense, income taxes, and depreciation and amortization expense	$124.5	$161.4

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